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                                                                    EXHIBIT 1.02




                             ADDITIONAL SELLER AGREEMENT


                                                               ___________, 199_

Dean Witter Reynolds Inc.
Two World Trade Center, 62nd Floor
New York, New York  10048

Gentlemen:

    Morgan Stanley Tangible Asset Fund L.P. (the "Partnership"), a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act, proposes to offer and sell, and issue, up to of 5,000,000 units of limited partnership interest of the Partnership ("Units"), in accordance with the terms and conditions set forth in the Selling Agreement (as defined below) and in the registration statement on Form S-1 (File No. 333-_____ effective _______, 1997), including the exhibits and any amendments thereto, as filed by the Partnership with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement, in the form in which it has become effective under the 1933 Act, is herein referred to as the "Registration Statement," and the prospectus constituting a part of the Registration Statement, in the form last filed with the SEC pursuant to Rule 424 under the 1933 Act, together with any supplements thereto, is herein referred to as the "Prospectus."

    Pursuant to the Selling Agreement, dated as of _______, 1997 the "Selling Agreement"), among you, the Partnership, Demeter Management Corporation, a Delaware corporation which is the general partner of the Partnership (the "General Partner"), Morgan Stanley Commodities Management, Inc., a Delaware corporation which is the trading advisor to the Partnership (the "Trading Advisor"), and Morgan Stanley & Co. Incorporated, a Delaware corporation which is the commodity broker for the Partnership ("the Commodity

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Broker"), you were appointed the selling agent for the Units to use your best efforts to offer and sell Units and, in that connection, you were authorized under the Selling Agreement to appoint, with the written approval of the General Partner, as your agent to make offers and sales of Units, certain securities brokers or dealers ("Additional Sellers"). All capitalized terms used herein shall have the meanings ascribed to them in the Selling Agreement unless otherwise defined herein or unless the context indicates otherwise.

    On the basis of the terms, conditions, and agreements contained in this Agreement, we agree with you as follows:

    1. We agree to become an Additional Seller, to use our best efforts to offer and sell the Units on the terms stated in this Agreement, the Selling Agreement, the Registration Statement, and the Prospectus, and to comply with the terms and conditions of this Agreement and the Selling Agreement in making offers and sales of Units.

    2.   We represent and warrant to you, as follows:

    (a) The Additional Seller is a corporation, partnership, or other entity duly organized, validly existing, and in good standing under the laws of the jurisdiction indicated on the signature page hereof, and is qualified to do business and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect the Additional Seller's ability to perform its obligations hereunder. The Additional Seller has full power and authority under applicable law to conduct its business and perform its obligations under this Agreement.

    (b) The Additional Seller has all U.S. federal and state, and non-U.S. regulatory and self-regulatory approvals, licenses, registrations, and memberships, and has

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effected all filings with U.S. federal and state, and non-U.S. governmental regulators and self-regulatory organizations required to conduct its business and required to perform its obligations under this Agreement. Specifically, the Additional Seller is either: (i) a broker or dealer which is (A) registered and in good standing as such with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), (B) registered or licensed and in good standing as such under the respective securities laws of the 50 states, the District of Columbia, and Puerto Rico where such registration or licensing is required for us to consummate offers and sales of Units as contemplated by this Agreement, and (C) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); or (ii) a non-U.S. broker or dealer not eligible for membership in the NASD, in which case we agree (A) to make no offers or sales of Units within the United States, its territories or possessions, or areas subject to its jurisdiction, or to persons who are citizens thereof or residents therein, (B) that in making offers and sales of Units, we will comply with the "Free-Riding and Withholding Interpretation" in IM-2110-1 to NASD Conduct Rule 2110, and NASD Conduct Rules 2730 and 2750, as if we were a member of the NASD, and NASD Conduct Rule 2420 as it applies to a non-member non-U.S. broker or dealer, and (C) that we will not offer or sell any Units in any non-U.S. jurisdiction until we effect, at our cost and expense, any and all registration or qualification filings with regard to the Units, the Partnership or the General Partner as may be required under the securities or other laws of such jurisdiction (we will provide you, at our cost and expense, an opinion of qualified counsel, satisfactory in form and substance to you, confirming that any such filings have been properly effected, or that no such filings were required, prior to the time any Subscription and Exchange Agreement and Power of Attorney is delivered by a resident of any non-U.S. jurisdiction).

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    (c)  This Agreement has been duly and validly authorized, executed, and delivered by the Additional Seller and constitutes a valid and binding agreement of the Additional Seller, enforceable in accordance with its terms.

    (d) The execution and delivery of this Agreement, the incurrence of the obligations set forth herein, and the consummation of the transactions contemplated herein will not violate, or constitute a breach of, or default under, the certificate of incorporation or bylaws, partnership certificate or agreement, or other organizational document of the Additional Seller or any other agreement or instrument by which it is bound or any order, law, rule, or regulation applicable to the Additional Seller of any court, governmental body, administrative agency, panel, or self-regulatory organization having jurisdiction over the Additional Seller.

    3. It is understood and agreed that we shall not, without your prior written approval, publish, circulate, distribute, or otherwise use any advertisement or solicitation material relating to the Units, other than the Prospectus and any other selling literature supplied by you to us expressly for such purpose ("Selling Literature"). We understand and acknowledge that we are not authorized by you, the General Partner, or the Partnership to make any representations in connection with the offering of Units other than those contained in the Prospectus.

    4. We will offer and sell Units only to persons who satisfy the suitability and/or minimum investment requirements set forth in the Prospectus and the Subscription and Exchange Agreement and Power of Attorney (and as may be required by the law of any non-U.S. jurisdiction in which we may offer Units) and who, to the General Partner's satisfaction, complete a Subscription and Exchange Agreement and Power of Attorney. We will conduct a

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thorough review of the suitability of each subscriber for Units.  We will forward subscriptions to DWR's New York, New York branch office no later than noon of the first business day following our receipt of an acceptable Subscription and Exchange Agreement and Power of Attorney from a subscriber for Units, and we will arrange for the opening of a customer account with you for each such subscriber for the purpose of paying for subscriptions, crediting of interest thereon, redemptions of Units, and receipt of any distributions thereon. We understand that subsequent to its review of each Subscription and Exchange Agreement and Power of Attorney, the General Partner will notify us, and we shall notify each subscriber by the business day following our receipt of notice from the General Partner, of the General Partner's acceptance of all, a portion, or none of the subscriber's subscription. We understand that the General Partner may reject subscriptions, in whole or in part, for any reason, and we agree that we shall not be entitled to commissions with respect to any rejected subscriptions. All payments for subscriptions by subscribers shall be made as provided under the heading "Subscription Procedure" in the Prospectus. You shall be responsible for the deposit of subscription funds into the Escrow Account as described under the heading "Plan of Distribution" in the Prospectus. You shall be responsible for issuance and delivery of interim receipts to subscribers.

    5. We will offer and sell Units in compliance with the requirements set forth in the Registration Statement, the Prospectus (particularly under the captions "Summary of the Prospectus -- Investment Requirements," "Plan of Distribution," "Subscription Procedure," and "Purchases by Employee Benefit Plans -- ERISA Considerations"), the Subscription and Exchange Agreement and Power of Attorney, the Selling Agreement, and this Agreement. We will comply fully at all times with all applicable U.S. federal and state,

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and non-U.S. securities and commodities laws (including, without limitation, the
1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Commodity Exchange Act, as amended (the "CEAct"), and the securities laws of the jurisdictions in which we solicit subscriptions), and all requirements of the NASD (including NASD Conduct Rule 2810, particularly paragraphs (b)(2) and (3) thereof), the Board of Governors of the Federal Reserve System, and the securities and commodities exchanges and other governmental regulators and self-regulatory organizations having jurisdiction over us or the offer and sale of Units by us. Specifically, if we are a member of the NASD, (a) we will not permit the purchase of any Units by a customer account over which we have discretionary authority without the prior written approval by the customer owning such account; (b) we confirm that we have reasonable grounds to believe that all material facts are adequately and accurately disclosed in the Prospectus, which provides a basis for evaluating the Partnership; (c) we confirm that in determining the adequacy of disclosed facts pursuant to clause
(b), we have obtained information on material facts relating to: (i) items of compensation, (ii) tax aspects, (iii) financial stability and experience of the General Partner, and (iv) the Partnership's conflicts and risk factors; (d) we will take such measures as are reasonably necessary to assure ourselves that (i) our registered principals and representatives have informed each subscriber of all pertinent facts relating to the liquidity and marketability of the Units, and (ii) in recommending the purchase or redemption of Units, our registered principals and representatives have reasonable grounds to believe, on the basis of information obtained from each subscriber concerning his investment objectives, other investments, financial situation and needs, and any other information known by such registered principal or representative, that: (A) such subscriber is or will be in a financial position appropriate to enable him to realize to

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a significant extent the benefits described in the Prospectus, (B) such subscriber has a fair market net worth sufficient to sustain the risks inherent in the purchase of Units, including loss of investment and lack of liquidity, and (C) the purchase of Units is otherwise suitable for such subscriber; and (e) it is understood that the General Partner will maintain in its files, located c/o Dean Witter Reynolds Inc., Two World Trade Center, New York, New York 10048, each subscriber's Subscription and Exchange Agreement and Power of Attorney for not less than six years, and we will maintain, at our respective branch offices, any other documents disclosing the basis upon which the determination of suitability was reached for each such subscriber.

    6. Promptly after each closing, you shall pay to us for each Unit subscribed, accepted, and paid for through our efforts, a commission of ___% of the Net Asset Value of each such Unit as of the closing as of which the Unit is issued. Your determination of the amount payable to us, if any, shall be conclusive. In addition, if we are legally qualified or permitted to receive additional compensation, as provided in Section __ of the Selling Agreement, you agree to pay to us, as additional compensation, an amount equal to _____% of the Net Asset Value as of the first day of each month of the outstanding Units sold by us. Such additional compensation shall be in consideration of and is contingent upon our agreement (which we hereby undertake to perform) to provide additional services in connection with Units sold by us, including: (i) inquiring of the General Partner from time to time, at the request of a Limited Partner, as to the Net Asset Value of a Unit; (ii) inquiring of the General Partner, at the request of a Limited Partner, as to the futures markets and the activities of the Partnership; (iii) responding to questions of Limited Partners from time to time with respect to monthly account statements, annual reports, financial statements, and

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annual tax information furnished periodically to Limited Partners; (iv)
providing advice to Limited Partners from time to time as to when and whether to redeem Units; (v) assisting Limited Partners in the redemption of Units; and
(vi) providing such other services as Limited Partners from time to time may reasonably request. We understand and agree that no portion of such additional compensation may be paid to our employees unless such employees meet the qualifications set forth in Section __ of the Selling Agreement. Acceptance of compensation hereunder shall constitute a representation by us that we have complied with all of the provisions of this Agreement, and that we shall comply with the provisions of this Paragraph 6 so long as we shall continue to receive any additional compensation hereunder as specified in this Paragraph 6. We shall not be entitled to a commission in any case in which it is determined by you or the General Partner that the solicitation by us was made in violation of the securities laws of any jurisdiction. It is understood that any compensation payable to us hereunder is payable solely from your funds, and neither the Partnership, the General Partner, the Trading Advisor, the Commodity Broker, any subscriber, nor any Limited Partner shall be liable or responsible therefor.

    7. This Agreement shall terminate upon the termination of the offering pursuant to the Selling Agreement and may be terminated by either party upon ten
(10) days' prior written notice to the other. Upon termination of this Agreement, all authorizations, rights and obligations hereunder shall cease, except (a) the indemnities set forth in Paragraph 9 hereof, (b) the obligations to settle accounts hereunder, (c) our obligations under Paragraph 8 hereof, and
(d) your agreement to provide additional compensation and our obligations in connection therewith set forth in Paragraph 6 hereof.

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    8.   We authorize you to deduct from any compensation that we may receive under Paragraph 6 all transfer taxes, if any, paid by you for our account with respect to sales of Units made through our efforts. We agree to pay our proportionate share of any amount asserted against and discharged by you and the other Additional Sellers, or any of them, based on the claim that you and the Additional Sellers constitute an association, unincorporated business, or other separate entity, including any expense incurred in defending against such claim.

    9. (a) We agree to indemnify, hold harmless, and defend you, the General Partner, the Trading Advisor, the Commodity Broker, and the Partnership and their affiliates (as defined in Section 14(c) of the Limited Partnership Agreement) against any loss, claim, damage, liability, cost, and expense, joint or several (including attorneys' and accountants' fees and expenses reasonably incurred in investigating or defending any demands, claims, or lawsuits), to which you or any indemnified party may become subject under the 1933 Act, the 1934 Act, the CEAct, the securities law of any jurisdiction, or otherwise (including in connection with the settlement of claims approved in advance by us and in connection with any administrative proceedings), in respect of the offer or sale of Units, insofar as such loss, claim, damage, liability, cost, or expense arises out of, or is based upon a breach by us of any representation, warranty, or agreement in this Agreement, or the failure by us to perform any covenant made by us herein. The indemnity agreement in this subparagraph (a) shall be in addition to any liability that we may otherwise have and will extend, upon the same terms and conditions, to each person, if any, who controls you, the General Partner, the Trading Advisor, the Commodity Broker, or the Partnership within the meaning of the 1933 Act.

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    (b)  Promptly after receipt by an indemnified party under subparagraph (a)
above of notice of the commencement of any action, claim, or proceeding to which either of such subparagraphs may apply, the indemnified party shall notify the indemnifying party in writing of the commencement thereof if a claim in respect thereof is to be made against the indemnifying party under such subparagraph; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to the indemnified party otherwise than under such subparagraph, except where such omission has materially prejudiced the indemnifying party. In case any action, claim, or proceeding is brought against an indemnified party and the indemnified party notifies the indemnifying party of the commencement thereof as provided above, the indemnifying party shall be entitled to participate therein and, to the extent that the indemnifying party desires, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party, such approval not to be unreasonably withheld. After notice from the indemnifying party to the indemnified party of the indemnifying party's election so to assume the defense thereof as provided above, the indemnifying party shall not be liable to the indemnified party under subparagraph (a) for any legal and other expenses subsequently incurred by the indemnified party in connection with the defense thereof, other than reasonable costs of investigation.

    (c) Notwithstanding subparagraph (b), if, in any action, claim, or proceeding as to which indemnification is or may be available under subparagraph
(a) above, an indemnified party reasonably determines that its interests are or may be adverse, in whole or in part, to the indemnifying party's interests or that there may be legal defenses available to the indemnified party which are inconsistent with the defenses available to the indemnifying

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party, the indemnified party may retain its own counsel in connection with such action, claim, or proceeding, and shall be indemnified by the indemnifying party for any legal and other expenses reasonably incurred in connection with investigating or defending such action, claim, or proceeding.

    (d) In no event will the indemnifying party be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action, claim, or proceeding or in connection with separate but similar or related actions, claims, or proceedings in the same jurisdiction arising out of the same general allegations. The indemnifying party will not be liable for any settlement of any action, claim, or proceeding effected without the indemnifying party's express written consent, but if any action, claim, or proceeding is settled with the indemnifying party's express written consent or if there is a final judgment for the plaintiff in any such action, claim, or proceeding, the indemnifying party shall indemnify, defend, and hold harmless an indemnified party as provided in subparagraph (a) above.

    10. We agree that under no circumstances shall we engage in any activities hereunder in any jurisdiction unless (a) the Units have been registered or qualified for sale under the securities laws thereof, or (b) we may lawfully so engage in such activities therein.

    11. We acknowledge receipt of copies of the Selling Agreement, Registration Statement, and the Prospectus and confirm that in executing this Agreement we have relied thereon and upon no other representations whatsoever, either written or oral. We hereby confirm (a) that we have examined the Selling Agreement and the Registration Statement, as amended to date, and we are familiar with the terms of the Units and other terms of the offering, (b) that the information, if any, relating to us which has been furnished by us

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or on our behalf expressly for use in connection with the Registration
Statement, the Prospectus, and any Selling Literature does not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any Selling Literature, in light of the circumstances under which such statements were made) not misleading, (c) that we are willing to accept the responsibilities of an Additional Seller under the 1933 Act, and (d) that we are willing to proceed with the offering of Units in the manner contemplated. Further, we understand that you may approve of or object to any further amendments to the Registration Statement, amendments or supplements to the Prospectus and any Selling Literature, or the filing of one or more additional registration statements and amendments thereto, without our consent or approval. With respect to the Selling Agreement, we understand that you may in your discretion exercise any right of cancellation or termination and consent to such other changes in the Selling Agreement as you may approve without our consent or approval. You agree that you will cause a copy of any such amendment to the Registration Statement, any amendment or supplement to the Prospectus or any Selling Literature, or any additional registration statement and any amendment thereto, to be furnished to us and will notify us of any material change in the Selling Agreement.

    12. We agree that you shall be under no liability (except for your own lack of good faith and for obligations expressly assumed by you hereunder) to us in respect of any matters connected herewith or action taken by you pursuant hereto for, or in respect of, the form of or the statements contained in the Registration Statement, the Prospectus, any Selling Literature, any additional registration statement, or any amendment or supplement to any of the foregoing documents; the qualification of the Units for sale under the laws of any

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jurisdiction; or any matter in connection with any of the foregoing; provided, however, that nothing in this Paragraph 12 shall be deemed to relieve you from any liability imposed by the 1933 Act.

    13. Nothing contained herein shall constitute us as partners with you or with other Additional Sellers, and the obligations of ourselves and of all other Additional Sellers are several and not joint.

    14. Any notice from you to us at the address set forth below shall be deemed to have been duly given if mailed, telexed, telegraphed, telecopied, or telephoned and subsequently confirmed in writing to us.

    15. This Agreement shall be construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of laws.

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    Your acceptance of this Agreement and approval hereof shall be indicated
below, whereupon this Agreement shall constitute a binding agreement between us.

                         Very truly yours,



                         _______________________________________
                         Print or Type Name of Additional Seller


                         By:____________________________________
                             (Signature of Authorized Signatory)
                             Name:_____________________________
                             Title:____________________________

                         Address:

                         _______________________________________

                         _______________________________________


                         Attention:_____________________________

                         Telephone No.:_________________________
                         Telex No.:_____________________________
                         Telecopier No.:________________________


                         Type of Organization (Corporation,
                         Partnership or Other Entity):___________
                         ________________________________________

                         State or Other Jurisdiction Where
                            Organized:__________________________



Accepted as of ________, 199_:

Dean Witter Reynolds Inc.

By:_____________________________
(Signature of Authorized Officer)
Name:___________________________
Title:__________________________



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